UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-51644	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8367 Baymeadows Way, Suite 200 Jacksonville, FL	32256 (Zip Code)
(Address of Principal Executive Offices)

 (904) 730-0011

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, the board of directors (the “Board”) of Latitude 360, Inc. (the “Company”) appointed John C. Maher and Susan Kurland to the Board, replacing John Alexon and Gregory Garson, each of whom resigned effective as of that date. Neither Mr. Alexon’s nor Mr. Garson’s resignation was the result of any dispute or disagreement with the Company. The reconstituted Board intends to embark on a restructuring plan for the Company, to seek to substantially reduce the Company’s overhead costs to be more in line with the Company’s projected revenues.

Mr. Maher is currently Executive Vice President of Global Workplace Solutions Brokerage for CBRE Group, Inc. (“CBRE”), responsible for the growth of CBRE’s brokerage business with corporate clients headquartered in the East. From 1994 to 2003, Mr. Maher was a senior executive with Trammell Crow Company, which was acquired by CBRE in 2006. Prior to re-joining CBRE in 2007, Mr. Maher served as Executive Vice President of Colliers International. Mr. Maher is a graduate of University of Akron, where he serves as an Executive Advisory Board member. He also serves as a member of the Board of Directors of the International Association of Outsourcing Professionals (IAOP).

Ms. Kurland is currently an Executive Vice President with the New York Tri-State Region Retail Services Group of CBRE.  Prior to joining CBRE, Ms. Kurland was the Executive Director of Retail Brokerage Services with Cushman & Wakefield’s New York office, where she had been since 1998. Ms. Kurland’s real estate experience has included representing many high-profile retailers in locating suitable premises, including Camper, Chopard, American Girl/Mattel, H&M and REI. Ms. Kurland has won numerous awards, including being recognized nationally as the #1 CBRE retail broker in 2008. Ms. Kurland also serves on the International Council of Shopping Centers and the Real Estate Board of New York.

Also on February 10, 2016, Mr. Garson resigned as President of the Company. Mr. Garson has offered to continue to assist the Company on a consulting basis going forward, terms of which consulting arrangement would be subject to mutual agreement of Mr. Garson and the Company (through the Board).

Forward-Looking Statements. This report contains “forward-looking statements.” Such statements include those related to the Company’s expectations about future events or financial performance, including anticipated restructuring efforts, and are not historical facts. Forward-looking statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Such statements are not guarantees of future performance, are based on certain assumptions, and are also subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company. Actual results may differ materially from the expectations contained in forward-looking statements. The Company does not undertake any obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.

By	/s/ Alan Greenstein
Name:	Alan Greenstein
Title:	Executive VP, CFO

Date: February 11, 2016